                          FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is entered into as of the 1st day of March, 1999, between HARTFORD LIFE INSURANCE COMPANY ("HL"), HARTFORD LIFE AND ANNUITY INSURANCE COMPANY ("HL&A") (collectively, HL and HL&A may hereinafter be referred to as "Hartford"), both life insurance companies organized under the laws of the State of Connecticut, MFS VARIABLE INSURANCE TRUST (the "Trust"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts, MFS FUND DISTRIBUTORS, INC. ("MFDI"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741; and MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS"), a corporation organized under the laws of the State of Delaware, and having a business address of 500 Boylston Street, Boston, MA 02116-3741.

                                  WITNESSETH:

WHEREAS, Hartford proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts ("Contracts");

WHEREAS, Hartford has established one (1) or more separate accounts ("Account") for the purposes of issuing the Contracts and has or will register the Account with the United States Securities Exchange Commission ("the SEC") as an unit investment trust under the Investment Company Act of 1940 ("the 1940 Act") and pursuant to the Connecticut Insurance Code (the Contracts and the Accounts covered by this Agreement are specified in Schedule A attached hereto as may be modified from time to time);

WHEREAS, the Trust has received a "Mixed and Shared Funding Order" from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Trust to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

WHEREAS, the Trust is divided into various series ("Series"), each Series being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Series;

WHERAS, certain Series will serve as the underlying investment medium for the Contracts;

WHEREAS, MFDI is the distributor for the Trust; and

WHEREAS, MFS is the investment adviser for the Trust.

NOW THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, Hartford, the Account,

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the Trust, MFDI, and MFS hereby agree as follows:

1. The Trust, MFDI, and MFS each represents and warrants to Hartford that: (i) a registration statement under the Securities Act of 1933 ("1933 Act") and under the 1940 Act with respect to the Trust has been filed with the SEC in the form previously delivered to Hartford, and copies of any and all amendments thereto will be forwarded to Hartford at the time that they are filed with the SEC; (ii) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (iii) the Trust is and shall remain registered as an open-end management investment company under the 1940 Act; and (iv) the Trust registration statement and any further amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the SEC thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust by Hartford expressly for use therein.

    1.1 Hartford represents and warrants to the Trust, MFDI and MFS that the Contracts are or will be registered under the 1933 Act or are exempt or not subject to registration thereunder, and that the Contracts will be issued, sold and distributed in compliance in all material respects with all applicable state and federal laws, rules and regulations. Hartford further represents and warrants that each of HL and HL&A are insurance companies duly organized and in good standing under applicable law and that each Account has been, or will be, established as a segregated asset account under applicable law and has registered or, prior to the issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the 1940 Act (unless exempt therefrom) to serve as segregated asset accounts for the Contracts, and that Hartford will maintain such registration for so long as any Contracts are outstanding. Hartford shall amend all registration statements under the 1933 Act and the 1940 Act, as applicable, with respect to both the Accounts and the Contracts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. Hartford shall register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by Hartford.

    1.2 Hartford represents and warrants that the Policies are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Internal Revenue Code of 1986, as amended, that it will maintain such treatment and that it will notify the Trust, MFS or MFDI immediately upon having a reasonable basis for believing that the Policies have ceased to be so treated or that they might not be so treated in the future.

2. The trust will furnish to Hartford such information with respect to the Trust in such form and signed by such of its officers as Hartford may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Trust will

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advise Hartford immediately of: (a) any request by the SEC (i) for amendment of the registration statement relating to the Trust or (ii) for additional information; (b) the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Trust or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Trust of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Trust or which requires the making of a change therein in order to make any statement make therein not misleading.

3. The Trust will use best efforts to register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Trust as may reasonably be necessary for use as the funding vehicle for the Contracts.

4. The Trust agrees to make shares of all of its Series available to the Accounts for the Contracts. Series shares to be made available to Accounts for the Contracts shall be sold by the Trust and purchased by Hartford for a given Account at the net asset value (without the imposition of a sales load) next computed after receipt of each order by the Trust or its designee, as established in accordance with the provisions of the then current prospectus of the Trust. For purposes of this Paragraph 4, HL and HL&A each shall be a designee of the Trust for receipt of such orders from each Account, and receipt by such designee as at the close of regular trading (currently 4:00 p.m. Eastern time) on the New York Stock Exchange or at such other times at which a Series' net asset value is calculated as specified in such Series' prospectus (the "Close of Trading") shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. Eastern time on the following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange ("NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. The Trust will make its shares available indefinitely for purchase at the applicable net asset value per share by each Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to the rules of the rules of the SEC, and the Trust shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Trust shall make the net asset value per share for each of the Series available to HL and/or HL&A on a daily basis as soon as reasonably practical after the Trust calculates its net asset value per share, and the Trust shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. The Trust is responsible for maintaining net asset values for the Series in accordance with the requirements of the 1940 Act and its current prospectus. Shares of particular Series shall be ordered in such quantities and at such times as determined by Hartford to be necessary to meet the requirements of the Contracts.

    4.1 With respect to payment of the purchase price by Hartford and of the redemption proceeds by the Trust, Hartford and the Trust shall net purchase and redemption orders with respect to each Series and shall transmit one net payment for all of the Series in accordance with Section 4.2 hereof.

    4.2 In the event of net purchases, Hartford shall pay for the shares of the Trust by 2:00 p.m. Eastern Time on the next business day after an order to purchase such shares is made

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          in accordance with the provisions of Section 4 hereof. In
          the event of net redemptions, the Trust shall pay the redemption proceeds by 2:00 p.m. Eastern Time on the next business day after an order to redeem such shares is made in accordance with the provisions of Section 8 hereof. All such payments shall be in federal funds transmitted by wire.

    4.3 The Trust reserves the right to suspend or terminate sales of the Trust's shares to Hartford and the Accounts if such action is required by law, or if the Board of Trustees of the Trust (the "Board") while exercising its independent judgment and acting in good faith and in light of its fiduciary duties under federal law and any applicable state laws, deems it appropriate and in the best interests of the Trust and its shareholders or in response to the order of an appropriate regulatory authority.

5. The Contracts funded through the Account will provide for the allocation of net amounts among certain subaccounts for investment in such shares of the Series as may be offered from time to time in the Contracts. The selection of the particular subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the contracts.

6. Transfer of the Trust's shares will be by book entry only. No stock certificates will be issued to the Account. Shares ordered from a particular series will be recorded by MFDI as instructed by HL or HL&A in an appropriate title for the corresponding Account or subaccount.

7. The Trust shall furnish notice promptly to Hartford of any dividend or distribution payable on any shares underlying subaccounts. HL and HL&A hereby elect to receive all such dividends and distributions as are payable on shares of that Series recorded in the title for the corresponding subaccount in additional shares of that Series. The Trust shall notify Hartford of the number of shares so issued. HL and HL&A each reserve the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8. The Trust shall redeem its shares in accordance with the terms of its then current prospectus. For purposes of this Paragraph 8, HL and HL&A each shall be a designee of the Trust for receipt of requests for redemption from each Account, and receipt by such designee by the Close of Trading shall constitute receipt by the Trust; provided that the Trust receives notice of such request for redemption by 9.30 a.m. Eastern time on the following Business Day. HL and HL&A each shall purchase and redeem the shares of Series offered by the then current prospectus of the Trust in accordance with the provisions of such prospectus.

9. The Trust shall pay all expenses incidental to its performance under this Agreement. The Trust shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Trust shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state

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law, and taxes on the issue or transfer of the Trust's shares subject to this
Agreement. The Trust will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner or prospective Contract owner who requests such Statement of Additional Information.

10. Hartford shall bear the expenses for the cost of preparation and delivery of Trust prospectuses to be sent to prospective Contract owners. The Trust shall provide, at its expense, such documentation (in camera ready form) and other assistance as is reasonably necessary in order for Hartford once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus or prospectuses for the Contracts and the Trust's prospectus printed together in one (1) or more documents (such printing to be done at Hartford's expense).

11. Hartford represents and warrants to the Trust that any information furnished in writing by Hartford to the Trust for use in the registration statement of the Trust will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12. Hartford and its affiliates shall make no representations concerning the Trust's shares except those contained in the then current prospectus of the Trust, in such printed information subsequently issued on behalf of the Trust or other funds managed by MFS as supplemental to the appropriate fund prospectus or in materials approved by MFDI as provided in the Business Agreement in effect among Hartford, MFDI, and MFS dated as of March 1, 1999 ("Business Agreement").

13. Shares of the Trust may be offered to separate accounts of various insurance companies in addition to Hartford and otherwise in accordance with the Mixed and Shared Funding Order. No shares of the Trust shall be sold to the general public.

     13.1 The Trust hereby notifies Hartford that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the risks of mixed and shared funding.

14. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests of various Contract owners participating in one or more Series might, at some time, be in conflict. Each partly shall report to the other party any potential or existing conflict of which it becomes aware. The Board shall have sole authority to determine if an irreconcilable material conflict exists, and it shall promptly notify Hartford of the existence of such an irreconcilable material conflict and its implications. If such a conflict exists, Hartford will, at its own expense, take whatever action it deems necessary to remedy such conflict; in any case, Contract owners will not be required to bear such expenses. Notwithstanding the foregoing, in the event that the Board determines, in its sole discretion, that Hartford's remedial action does not adequately remedy any material irreconcilable conflict, Hartford will withdraw from investment in the Trust each of the Accounts designated by the Board and terminate this

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Agreement within six months after the Board informs Hartford in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by the Board.

15. The Trust agrees to comply with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 817").

16. Hartford agrees to indemnify and hold the Trust, MFS and MFDI harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) which the Trust, MFS or MFDI may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of Hartford's (a) making untrue statements of material facts or omitting material facts in the Contract's registration statement, prospectus or sales literature; (b) making untrue statements of material facts that the Trust includes in their materials, provided the Trust relies on information supplied by Hartford; (c) unlawful conduct by Hartford with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.

17. The Trust, MFDI, and MFS each agrees to indemnify and hold Hartford harmless against, any and all losses, claims, damages, liabilities or litigation (including legal and other expense) which Hartford may be subject under any statue, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arising as a result of the Trust's, MFDI's, or MFS' (a) making untrue statements of material facts or omitting material facts in the Trust's registration statement, prospectus or sales literature; (b) making untrue statements of material facts that Hartford includes in its materials, provided Hartford relies on information supplied by the Trust; (c) unlawful conduct by the Trust with respect to the sale of the Contracts or Series shares; and (d) breaching this Agreement or a representation or warranty.

18. Hartford shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the Mixed and Shared Funding Order.

19. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

    (i) at the option of Hartford or the Trust upon ten (10) calendar days' prior written notice to the other party if a final non-appealable administrative or judicial decision is entered against the other party which has a material impact on the Contracts;

    (ii) at the option of Hartford, upon ten (10) calendar days' prior written notice,

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             if shares of the Trust are not reasonably available;

       (iii) at the option of Hartford, immediately upon written notice, if the Trust or MFS fails to meet the requirements for either diversification under Section 817 or registered investment company status;

       (iv) in the event the Trust's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the Contracts issued or to be issued by Hartford; in such event prompt notice shall be given by Hartford or the Trust to the other party; or

       (v)  by mutual agreement at any time.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date of receipt of such notice.

20. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

IF TO HARTFORD:

       Hartford Life Insurance Company
       Hartford Life and Annuity Insurance Company
       200 Hopmeadow Street
       Simsbury, CT 06089
       Attention: Stephen Joyce
       Facsimile No.: 860-843-3550

WITH A COPY TO:

       Hartford Life Insurance Company
       Hartford Life and Annuity Insurance Company
       200 Hopmeadow Street
       Simsbury, CT 06089
       Attention: Lynda Godkin
       Facsimile No.: 860-843-8665

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IF TO TRUST:

       MFS Variable Insurance Trust
       500 Boylston Street
       Boston, MA 02116-3741
       Attention: Stephen E. Cavan, Secretary
       Facsimile No.: 617 954-7765

WITH A COPY TO:

       MASSACHUSETTS FINANCIAL SERVICES COMPANY
       500 BOYLSTON STREET
       BOSTON, MA 02116
       Attention: Robert T. Burns, Senior Vice
       President and Associate General Counsel
       Facsimile No.: 617 954-7764

IF TO MFDI:

       MFS Fund Distributors, Inc.
       500 Boylston Street
       Boston, MA 02116-3741
       Attention: William W. Scott, Jr.
       Facsimile No.:

WITH A COPY TO:

       MASSACHUSETTS FINANCIAL SERVICES COMPANY
       500 BOYLSTON STREET
       BOSTON, MA 02116
       Attention: Robert T. Burns, Senior Vice
       President and Associate General Counsel
       Facsimile No.: 617 954-7764

IF TO MFS:

       MASSACHUSETTS FINANCIAL SERVICES COMPANY
       500 Boylston Street
       Boston, MA 02116-3741
       Attention: Robert T. Burns, Senior vice
       President and Associate General Counsel
       Facsimile No.: 617 954-7764

21. If this Agreement terminates, any provision of this Agreement necessary to the orderly windup of business under it will remain in effect as to that business, after termination.

22. Notwithstanding any termination of this Agreement, the Trust and MFDI shall, at the option of Hartford, continue to make available additional shares of the Series pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of

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termination of this Agreement (the "Existing Contracts"), except as otherwise provided under Section 4.3 of this Agreement. Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in any Series and/or invest in the Trust upon the making of upon the making of additional purchase payments under the Existing Contracts. Hartford agrees not to redeem shares unless legitimately required to do so according to a Contract owner's request or under an order from the SEC.

23. A copy of the Trust's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. The obligations of the Trust arising out of this instrument and under this Agreement are not binding upon any of the Trustees, officers, employees, or shareholders, except MFDI and/or MFS if either or both are shareholders, of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account agree not to seek recourse against said Trustees, officers, employees, or shareholders, or any of them, or any of their personal assets for such satisfaction. Hartford also agrees that the obligations of each Series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Hartford agrees not to proceed against any Series for the obligations of another Series. Notwithstanding the foregoing, if Hartford seeks satisfaction for any liability of the Trust in respect of this Agreement, Hartford and the Account may seek recourse against MFDI and/or MFS.

24. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

25. This Agreement and the parties' rights, duties, and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other party hereto, with such consent not to be unreasonably withheld. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void.

26. In addition to any provision of this Agreement which specifically states that it survives termination of this Agreement, the following Paragraphs also shall survive any termination hereof: 16, 17, 20, 20-26.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

                                HARTFORD LIFE INSURANCE COMPANY
                                (ON BEHALF OF THE ACCOUNT AND ITSELF)

     Attest:
     /s/ Brian S. Becker                By:        /s/ Thomas M. Marra
     ---------------------------------             -----------------------------
                                                   Thomas M. Marra
                                        Its:       Executive Vice President

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                                     HARTFORD LIFE AND ANNUITY
                                     INSURANCE COMPANY

    Attest:
    /s/ Brian S. Becker             By:     /s/ Stephen T. Joyce
    ------------------------------          ------------------------------------
                                            Stephen T. Joyce
                                    Its:    Vice President

                                     MFS VARIABLE INSURANCE TRUST,
                                     ON BEHALF OF THE SERIES
                                     By its authorized officer and not
                                     individually,

    Attest:
    /s/ Brian S. Becker             By:     /s/ James R. Bordewick, Jr.
    ------------------------------          ------------------------------------
                                            James R. Bordewick, Jr.
                                    Its:    Assistant Secretary

                                     MFS FUND DISTRIBUTORS, INC.

    Attest:
    /s/ Brian S. Becker             By:     /s/ William W. Scott, Jr.
    ------------------------------          ------------------------------------
                                            William W. Scott, Jr.
                                    Its:    President

                                     MASSACHUSETTS FINANCIAL SERVICES
                                     COMPANY

    Attest:
    /s/ Brian S. Becker             By:     /s/ Joseph W. Dello Russo
    ------------------------------          ------------------------------------
                                            Joseph W. Dello Russo
                                    Its:    Chief Administrative Officer

                                                             As of March 1, 1999

                                   SCHEDULE A

                             ACCOUNTS AND CONTRACTS
                    SUBJECT TO THE PARTICIPATION AGREEEMENT

                                              CONTRACTS FUNDED BY
NAME OF SEPARATE ACCOUNT                        SEPARATE ACCOUNT
--------------------------------------------------------------------------
To be provided                        To be provided

                               AMENDMENT NO. 1 TO
                          FUND PARTICIPATION AGREEMENT
                                     Among
                        HARTFORD LIFE INSURANCE COMPANY,
                  HARTFORD LIFE AND ANNUITY INSURANCE COMPANY,
                         MFS VARIABLE INSURANCE TRUST,
                          MFS FUND DISTRIBUTORS, INC.,
                                      and
                    MASSACHUSETTS FINANCIAL SERVICES COMPANY

This Amendment, effective May 1, 2008, by and among Hartford Life Insurance Company and Hartford Life and Annuity Insurance Company (collectively "Hartford"), MFS Variable Insurance Trust (the "Trust"), MFS Fund Distributors, Inc. ("MFDI"), and Massachusetts Financial Services Company ("MFS"), amends that certain Fund Participation Agreement (the "Agreement") dated March 1, 1999 by the foregoing parties as follows:

1. The following Subsection (v) is added to Section 1 of the Agreement.

; and (v) the Trust and each Series is a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and the Trust and each Series will maintain such qualification as long as this Agreement is in effect. The Trust will notify Hartford immediately upon having a reasonable basis for believing that the Trust or a Series no longer qualifies as a regulated investment company or may not so qualify in the future.

2. The following Section 1.3 is added to the Agreement.

Notwithstanding anything possibly to the contrary in the Agreement or any Rule 22c-2 Shareholder Information Agreement entered into by the parties, the Trust hereby waives enforcement rights of fund policies regarding market timing or frequent trading with respect to initial transfers of assets by Contract Holders into Hartford sponsored dynamic or static asset allocation models and subsequent transfers of assets by Contract Holders between such models. Hartford represents and warrants that to the best of Hartford's knowledge and belief based solely upon informal guidance articulated by the Securities and Exchange Commission staff, the dynamic asset allocation models sponsored by Hartford do not constitute an "investment company" as such term is defined in Section 3(a) of the Investment Company Act of 1940, as amended.

3. Paragraph 9 of the Agreement is deleted and replaced in its entirely with the following:

9. The Trust shall pay all expenses incidental to its performance under this Agreement. The Trust shall see to it that all of its shares are registered and authorized for issue in accordance with applicable federal and state securities laws prior to their purchase for the Account. The Trust shall bear the expenses for the cost of registration of its shares, preparation of prospectuses to be sent to existing Contract owners, proxy materials and reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Series, the preparation of all statements and notices required from it by any federal or state law, taxes on the issue or transfer of the Trust's shares subject to this Agreement, and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act. The Trust will make available to Hartford at its request, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one (1) to each Contract owner who requests such Statement of Additional Information.

4. The following Section 10.1, 10.2, 10.3 and 10.4 are added to the Agreement.

10.1 With respect to the Service Class Shares of a Series, the Trust shall make payments quarterly to MFDI under a Series' Rule 12b-1 plan, and MFDI shall in turn use these payments to pay or reimburse Hartford for distribution expenses incurred or paid (as the case may be) by Hartford attributable to the Contracts issued by Hartford in an amount equal to 0.25% of the average daily net assets invested in Service Class Series shares of the Trust attributable to the Contracts issued by Hartford (the "Distribution Fee"), provided that no such payment shall be made with respect to any quarterly period in excess of an amount determined from time to time by the Trust's Board of Trustees and disclosed in the Trust's prospectus. The parties to this Agreement recognize and agree that the Distribution Fee hereunder is for distribution services only and does not constitute payment in any manner for investment advisory services of for administrative services, and are not otherwise related to investment advisory or administrative services or expense, recognizing that Hartford may have contracted separately with the parties to provide administrative services.

10.2 MFDI shall calculate the Distribution Fee at the end of each calendar quarter and will make such payment to Hartford, without demand or notice by Hartford, within thirty (30) days thereafter, in a manner mutually agreed upon by the Parties from time to time. MFDI shall not be required to provide any payment to the Company with respect to any quarterly period pursuant to the Trust's Rule 12b-1 plan if (i) the Trust's Rule 12b-1 plan is no longer in effect during such quarterly period; or (ii) regulatory changes result in the rescission of Rule 12b-1 or otherwise prohibit the making of such payments.

10.3 Payment of the Distribution Fee shall continue in effect for a period of more than one (1) year from the above effective date and throughout the Term of this Agreement only so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Trust, and of the Trustees who are not interested persons of the Trust and have no direct or indirect financial interesting the operation of the Trusts' distribution plan or in any agreements related to the distribution plan, cast in person at a meeting called for the purpose of voting on the distribution plan or agreements.

10.4 Notwithstanding anything to the contrary, the payment of the Distribution Fee may cease at any time, without the payment of any penalty, upon a vote of a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interests in the operation of the Trust's distribution plan or in any agreements related to the distribution plan, or by a vote of a majority of the outstanding voting securities of the Trust on not more than sixty (60) days' written notice to any other party to this Agreement. Payment of the Distribution Fee shall automatically cease if the Agreement is ever assigned.

5. Paragraph 13 of the Agreement is deleted and replaced in its entirety with the following:

13. The Trust, MFS, and MFDI agree that shares of the Trust and shares of each Series will be sold only to: (1) separate accounts of insurance companies that have entered into participation agreements with the Trust and MFS and/or MFDI;
(2) qualified pension and retirement plans, as defined in Revenue Ruling 94-62;
(3) MFS or its affiliates, in accordance with Treasury

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Regulation section 1.817-5(f)(3)(ii); or (4) any other person or plan permitted to hold Shares pursuant to Treasury Regulation section 1.817-5(f)(3), as may be amended from time to time. In no event will the Trust, MFS, and MFDI sell shares of the Trust if such sale would impair the ability of Hartford, on behalf of its separate accounts, to look through the Trust and treat the ownership of the Shares as the ownership of a pro rata portion of each asset of the Trust for purposes of satisfying the diversification requirements of Section 817(h) of the Internal Revenue Code and Treasury Regulation section 1.817-5.

The Trust will notify Hartford immediately upon having a reasonable basis for believing that the Trust or a Series has ceased to comply with Section 817(h) diversification or might not so comply in the future and MFS will take all steps necessary to adequately diversify the Trust or the Series so as to achieve compliance within the grace period afforded by Treasury Regulation section 1.817-5.

6. Schedule A of the Agreement is herby deleted in its entirety and replaced with the Schedule A attached hereto.

7. In all other respects, the terms of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

THE HARTFORD LIFE INSURANCE COMPANY         MFS FUND DISTRIBUTORS, INC.
By its authorized officer,                  By its authorized officer,

By:           /s/ Robert Arena             By:   /s/ James Jessee
              ---------------------------        ----------------------------
Name:         Robert Arena                 Name: James Jessee
Its: [Title]  Senior Vice President        Its:  President
Date:         4/28/08                      Date: April 30, 2008

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


THE HARTFORD LIFE AND ANNUITY INSURANCE     MASSACHUSETTS FINANCIAL SERVICES
COMPANY                                     COMPANY
By its authorized officer,                  By its authorized officer,

By:           /s/ Robert Arena              By:   /s/ Robert Manning
              ----------------------------        ------------------------------
Name:         Robert Arena                  Name: Robert Manning
Its: [Title]  Senior Vice President         Its:  President and Chief Executive
                                                  Officer
Date:         4/28/08                       Date: April 30, 2008

                                            MFS VARIABLE INSURANCE TRUST
                                            By its authorized officer,

                                            By:   /s/ Susan S. Newton
                                                  ------------------------------
                                            Name: Susan S. Newton
                                            Its:  Assistant Secretary
                                            Date: April 30, 2008

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
                                   SCHEDULE A

                ACCOUNTS SUBJECT TO THE PARTICIPATION AGREEMENT

Hartford Life Insurance Company Separate Account Three
Hartford Life and Annuity Insurance Company Separate Account Three Hartford Life Insurance Company Separate Account Seven
Hartford Life and Annuity Insurance Company Separate Account Seven Hartford Life Insurance Company Separate Account VL I
Hartford Life and Annuity Insurance Company Separate Account VL I Hartford Life Insurance Company Separate Account VL II
Hartford Life and Annuity Insurance Company Separate Account VL II

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